Exhibit 4.14



================================================================================





                        FIRST AMENDMENT TO LOAN AGREEMENT



                          Dated as of February 1, 2004

                                     Between

         STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY



                                       and



                      UNION ELECTRIC COMPANY, DBA AMERENUE
                  ---------------------------------------------
                     Supplementing and amending that certain
                                 Loan Agreement
                            dated as of March 1, 2000


                                  $186,500,000
         State Environmental Improvement and Energy Resources Authority
                Environmental Improvement Revenue Refunding Bonds
                        (Union Electric Company Project)
                            $63,500,000 Series 2000A
                            $63,000,000 Series 2000B
                                       and
                            $60,000,000 Series 2000C
                  ---------------------------------------------






================================================================================

                        FIRST AMENDMENT TO LOAN AGREEMENT
                            ------------------------


                                TABLE OF CONTENTS

 (This Table of Contents is not a part of the First Amendment to Loan Agreement and is only for convenience of reference.)


SECTION                                                HEADING                                                   PAGE
ARTICLE I                  DEFINITIONS............................................................................2

       Section 1.01.       Definitions of Terms...................................................................2

ARTICLE II                 AMENDMENTS TO ORIGINAL AGREEMENT.......................................................2

       Section 2.01.       Amendments to Article IV of the Original Agreement.....................................2
       Section 4.07.       Credit Facility........................................................................2
       Section 2.02.       Amendment to Section 5.01 of the Original Agreement....................................6
       Section 2.03.       Amendment to Article VII of the Original Agreement.....................................6
       Section 2.04        Amendment to Section 8.01 of the Original Agreement....................................6

ARTICLE III                MISCELLANEOUS..........................................................................7

       Section 3.01.       Agreement Confirmed....................................................................7
       Section 3.02.       Severability...........................................................................7
       Section 3.03.       Counterparts...........................................................................7
       Section 3.04.       Applicable Provisions of Law...........................................................7
       Section 3.05.       Effective Date.........................................................................7


                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is made and entered into as of February 1, 2004 between the STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY of the State of Missouri, a body corporate and politic and a governmental instrumentality of the State of Missouri (the "Issuer"), and UNION ELECTRIC COMPANY, a Missouri corporation doing business as AMERENUE (the "Company"):


                                   WITNESSETH:

     WHEREAS, on March 9, 2000 the Issuer issued its Environmental Improvement Revenue Refunding Bonds (AmerenUE Project) Series 2000A, Series 2003B and Series 2003C (the "Bonds") in the original aggregate principal amount of $186,500,000 pursuant to a Trust Indenture dated as of March 1, 2000 (the "Original Indenture") by and between the Issuer and UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A. (the "Trustee"); and

     WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company executed and delivered the Loan Agreement dated as of March 1, 2000 by and between the Issuer and the Company (the "Original Agreement"); and

     WHEREAS, the Original Indenture is being amended and restated by the Amended and Restated Trust Indenture of even date herewith (the "Indenture") in connection with a Change of Credit Facility, i.e., to secure the Bonds with the Bond Insurance Policy and the Company's First Mortgage Bonds;

     WHEREAS, Section 12.05(j) of the Original Indenture provides that the Issuer and the Company may, without notice to or the consent of any Bondholder, enter into an agreement supplemental to the Original Agreement to make changes in connection with a Change of Credit Facility, and Section 9.04 of the Original Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

     WHEREAS, the Issuer and the Company desire to enter into this First Amendment, as permitted by Section 12.05(j) of the Original Indenture and
Section 9.04 of the Original Agreement, in order to amend the Original Agreement in connection with a Change of Credit Facility;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. Definitions of Terms. For all purposes of this First Amendment, in addition to the terms defined above in the WHEREAS clauses, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this First Amendment.


                                   ARTICLE II

                        AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.01. Amendments to Article IV of the Original Agreement. (a) There is hereby added a new paragraph (c) to the end of Section 4.01 of the Original Agreement to read as follows:

               "(c) The Company agrees to make all payments when due on the First Mortgage Bonds. If for any reason amounts paid to the Trustee on the First Mortgage Bonds, together with other moneys held by the Trustee and available for that purpose, would not be sufficient to make the corresponding payments of principal of, premium, if any, and interest on the Bonds corresponding to such First Mortgage Bonds when such payments become due, the Company will pay the amounts required from time to time to make up any such deficiency."

     (b) Section 4.07 of the Original Agreement is hereby amended to read as follows:

                    "Section 4.07. Credit Facility. (a) On the Issue Date, there was no Credit Facility. The Company may at any time provide for a Change of Credit Facility, provided that the Company delivers to the Trustee, the Auction Agent and the Remarketing Agent, not less than five Business Days prior to the date on which the Trustee must notify the Owners of the applicable series of the Bonds of a Change of Credit Facility pursuant to Section 2.18 of the Indenture and prior to the effective date of any such Change of Credit Facility, the following:

                    (1) a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility, and (C) directs the Trustee to give notice pursuant to Section 2.18(a) of the Indenture;

                    (2) a Favorable Opinion of Bond Counsel with respect to such Change of Credit Facility and stating, in effect, that such change of Credit Facility is authorized under this Agreement;

                    (3) a certificate of an Authorized Company Representative as to whether the applicable series of Bonds are then rated by either Moody's or S&P, or both; and

                    (4) written evidence from Moody's, if such Bonds are then rated by Moody's, and from S&P, if such Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Change of Credit Facility and that such Change of Credit Facility will not, by itself, result in a reduction, suspension or withdrawal of its rating or ratings of such Bonds.

               (b) In lieu of satisfying the requirements of subsection (a) above, the Company may provide for a Change of Credit Facility at any time that the applicable series of Bonds are subject to optional redemption pursuant to Section 4.02(b) of the Indenture, provided that the Company delivers to the Trustee, the Auction Agent and the Remarketing Agent not less than 30 days before the effective date of the Change of Credit Facility:

                    (1) a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility, (C) directs the Trustee to give notice pursuant to Section 2.18 of the Indenture that the Bonds of the applicable series are subject to mandatory purchase, in whole, on or before the effective date of the Change of Credit Facility in accordance with Section 3.02(a)(iii) of the Indenture, and (D) directs the Trustee to take any other action as shall be necessary for the Trustee to take to effect the Change of the Credit Facility; and

                    (2) on or before the effective date of the Change of Credit Facility, the Company shall furnish to the Trustee a
                         Favorable Opinion of Bond Counsel satisfying the requirements of Section 4.07(a)(2) above.

               (c) The Company may provide for one or more extensions of a Credit Facility for any period commencing after its then-current expiration date without complying with the foregoing provisions of this Section.

               (d) The Company may rescind its election to make a Change of Credit Facility at any time prior to the effective date thereof."

         (c) Section 4.09, Section 4.10 and Section 4.11 are hereby added to the end of Article IV of the Original Agreement to read as follows:

                    "Section  4.09.  First  Mortgage  Bonds.  The Company  shall execute and deliver to the Trustee, as assignee of the Issuer, its First Mortgage Bonds. The form of the First Mortgage Bonds will be substantially as set forth in the Company's Supplemental Indenture to its Mortgage executed and delivered to the Trustee on the effective date of this First Amendment."

                    "Section  4.10.  Payment of the Bonds from  Payments  of the
               First Mortgage Bonds and Other Amounts. Payments of principal of, and premium, if any, and interest on, the First Mortgage Bonds by the Company to the Trustee, as assignee of the Issuer, shall constitute payments of such amounts on the loan under Section 4.01(a). Each series of the Bonds shall be payable from payments made by the Company to the Trustee of principal and interest on the corresponding series of First Mortgage Bonds delivered hereunder. Payments of principal of or premium, if any, or interest on, each series of the Bonds with moneys held under the Indenture for such payment shall be deemed to be like payments with respect to the corresponding series of First Mortgage Bonds. The obligations of the Company to make payments under the First Mortgage Bonds shall be absolute and unconditional. Whenever a series of the Bonds is redeemable in whole or in part, the Issuer will redeem the same upon the request of the Company, and the Company covenants and agrees to pay an amount equal to the applicable redemption price of such Bonds as a prepayment of principal of and interest due on the applicable series of First Mortgage Bonds. If the Company prepays any series of the First Mortgage Bonds, the Company's obligations under Section 4.01 will be satisfied and there will be a corresponding redemption of the applicable series of Bonds. Whenever payment or provision therefor has been made in respect of the principal of or interest on all or any portion of any series of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration), the applicable series of First Mortgage Bonds shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal or interest on the Bonds. If any series of the Bonds or any portion thereof are thereby deemed paid in full, First Mortgage Bonds of the applicable series in a principal amount equal to the principal amount of such Bonds so deemed to be paid shall be cancelled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under this Agreement or the Indenture, all payments shall be in the full amount required under the First Mortgage Bonds.

                    If the Company has deposited  moneys and/or U.S.  Government
               Obligations and obtained the release of a series of First Mortgage Bonds pursuant to Section 8.01 and Section 8.02 of the Indenture, and thereafter the corresponding series of Bonds become subject to mandatory redemption upon a determination of taxability and there are insufficient moneys available under the Indenture to effect such redemption, the Company covenants and agrees to pay to the Trustee under the Indenture any such deficiency amount as is necessary to redeem such Bonds on the date fixed for redemption.

                    The Issuer, by the terms of the Indenture, shall require the
               Trustee to notify in writing the Mortgage Trustee of all payments or credits with respect to the First Mortgage Bonds."

                    "Section  4.11.  Assignment  of  Issuer's  Rights  to  First
               Mortgage Bonds. As security for the payment of its Bonds, the Issuer hereby pledges and assigns to the Trustee the First Mortgage Bonds and the right to receive payments thereunder. The Issuer directs the Company, and the Company agrees, to pay to the Trustee at its principal corporate trust office all payments on the First Mortgage Bonds, and other payments due and payable to the Trustee hereunder. The Company will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee or the Issuer. The Issuer hereby agrees that the Trustee as assignee may enforce any and all rights and remedies hereunder, but retains the right to also proceed in its own name against the Company for the enforcement of the specific performance of any obligation of the Company under Sections 4.04, 4.06(a), 5.03, 5.06, 5.07, 5.08 and 7.05;
               provided, that in any such action seeking specific performance, the Issuer shall have no rights with respect to the First Mortgage Bonds and in such event the obligation of the Company to make the payments required to repay the loan hereunder and payments required under the First Mortgage Bonds shall remain unconditional as provided in Section 4.01.

                    The Issuer and the Company covenant and agree that the First
               Mortgage Bonds will at all times be (i) in fully registered (both principal and interest) form; (ii) registered in the name of the

               Trustee;  (iii)  non-transferable   except  as  provided  in  the
               Mortgage; and (iv) appropriately marked to indicate clearly the restrictions on the transfer thereof imposed by this Agreement."

     Section 2.02.  Amendment to Section 5.01 of the Original Agreement.  Clause
(I) Subsection (ii) of Section 5.01 of the Original Agreement is hereby amended to read as follows:

               "(I) such entity is qualified to do business in the State and has assumed in writing all of the obligations of the Company under this Agreement, the Tax Agreement, the Mortgage and the First Mortgage Bonds and"

     Section  2.03.  Amendment  to Article VII of the  Original  Agreement.  (a)
Section 7.01(b) of the Original Agreement is hereby amended by the following proviso, to be added at the end of Section 7.01(b):

               "; and  further  provided,  however,  that  failure  pursuant  to
               Section 4.10 shall be an automatic Event of Default upon the expiration of any grace period applicable to the First Mortgage Bonds under the Mortgage."

     (b) There is hereby added a new Section 7.01(e) at the end of Section 7.01 to read as follows:

               "(e) the occurrence of an acceleration for any reason of the maturity of all first mortgage bonds issued under the Mortgage."

     (c) The following phrase is hereby added to the end of Section 7.03(a) of the Original Agreement as follows:

               "and the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of the First Mortgage Bonds."

     Section 2.04. Amendment to Section 8.01 of the Original Agreement. The first sentence of Section 8.01 of the Original Agreement is hereby amended to include the following phrase at the end of such sentence:

               ", and that a corresponding prepayment has been made or will be made, by redemption or otherwise, of the First Mortgage Bonds."

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01. Agreement Confirmed. Except as amended by this First Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this First Amendment shall be deemed to have been amended as herein set forth.

     Section 3.02. Severability. If any provision of this First Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     Section 3.03. Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 3.04. Applicable Provisions of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

     Section 3.05. Effective Date. This First Amendment shall become effective on the date the Trustee has received the consent of the Trustee to the execution hereof.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be executed in their respective corporate names, and the Issuer has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

                                           STATE ENVIRONMENTAL IMPROVEMENT AND
                                             ENERGY RESOURCES AUTHORITY



                                           By:  /s/ Charles D. Banks
                                              ----------------------------------
                                                         Chairman

[SEAL]

ATTEST:


By:  /s/ Deron L. Cherry
   ---------------------------------
               Secretary

                                           UNION ELECTRIC COMPANY, DBA AMERENUE



                                           By:  /s/ Jerre E. Birdsong
                                              ----------------------------------
                                           Title:  Vice President and Treasurer

                             CONSENT OF THE TRUSTEE

     Pursuant  to  Section  10.4  of  the  Loan  Agreement   between  the  State
Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Issuer") and Union Electric Company dba AmerenUE (the "Company"), dated as of March 1, 2000, UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A., as Trustee, hereby consents to the execution and delivery of the First Amendment to Loan Agreement dated as of February 1, 2004 between the Issuer and the Company.

                                   UMB BANK & TRUST, N.A., successor to State
                                     Street Bank and Trust Company of Missouri,
                                     N.A.



                                   By:  /s/ R.A. Dengler
                                      ------------------------------------------
                                      Its  Authorized Officer

Date:  March 17, 2004